UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

Apollo Realty Income Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-264456	87-2557571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc.
9 West 57th Street, 42nd Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

N/A

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2022, Apollo Realty Income Solutions, Inc. (the “Company”) filed the Third Articles of Amendment and Restatement (the “Third Articles of Amendment and Restatement”) with the State Department of Assessments and Taxation of Maryland, which Third Articles of Amendment and Restatement were immediately effective. The Third Articles of Amendment and Restatement were filed to make updates to the previous Second Articles of Amendment and Restatement to reflect that the Company intends to elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, commencing with its taxable year ending December 31, 2023.

The foregoing description of the Third Articles of Amendment and Restatement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Articles of Amendment and Restatement, a copy of which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 19, 2022, Apollo ARIS Holdings LLC, the Company’s sole stockholder, acted by written consent to approve the Third Articles of Amendment and Restatement, which was acted upon as described further in Item 5.03 above.

Item 8.01	Other Events.

As previously disclosed, the Company has registered with the Securities and Exchange Commission an offering of up to $5,000,000,000 in shares of its common stock in a continuous offering (the “Offering”). The terms of the Offering required the Company to deposit all subscription proceeds in escrow with UMB Bank, N.A., as escrow agent, until the Company received subscriptions aggregating at least $100,000,000 (including any subscriptions by Apollo Global Management, Inc., together with its subsidiaries, its affiliates and the Company’s directors and officers) of shares of the Company’s common stock or limited partnership units (“Operating Partnership units”) of ARIS Operating Partnership L.P., a Delaware limited partnership of which the Company is the general partner, in any combination of share classes or Operating Partnership units, whether in the Offering or in a separate private offering.

As of December 22, 2022, the Company had satisfied the minimum offering requirement and the Company’s board of directors had authorized the release of the escrowed funds. In connection with breaking escrow, the Company issued and sold 1,813,750 shares of the Company’s common stock (consisting of Class F-I shares; no other classes of shares were issued or sold in connection with breaking escrow) in the Offering and 5,000,000 Class A-I units of the Operating Partnership in a private placement and the escrow agent released net proceeds of approximately $136 million to the Company as payment for such shares and Operating Partnership units.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Third Articles of Amendment and Restatement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Realty Income Solutions, Inc.

By:	/s/ John Calace
Name: John Calace
Title: Chief Financial Officer, Treasurer and Secretary

Date: December 22, 2022